Exhibit 99.1

McKESSON TO ACQUIRE INDEPENDENT BANNER AND FRANCHISE

BUSINESSES OF KATZ GROUP CANADA INC.

SAN FRANCISCO, January 30, 2012 – McKesson Corporation (NYSE: MCK) today announced that it has signed a definitive agreement to purchase Drug Trading Company Limited (“Drug Trading”), the independent banner business of Katz Group Canada Inc. (“Katz Group”), and Medicine Shoppe Canada Inc., the franchise business of Katz Group. Katz Group is a privately-owned company that operates an integrated retail pharmacy network in Canada. The acquisition demonstrates McKesson’s long-standing commitment to the health of the independent pharmacy segment in the Canadian market. The purchase price is approximately CAD $920 million, which McKesson expects to fund from its available cash.

The acquisition is expected to close in the first half of this calendar year, subject to customary closing conditions, including all necessary Canadian regulatory clearances. After the closing, the banner and franchise operations will be integrated into McKesson’s Canadian pharmaceutical distribution and services business, which is part of McKesson’s Distribution Solutions segment. McKesson will also continue to serve as the primary pharmaceutical distributor to the Katz Group corporate-owned stores.

“The anticipated addition of the banner and franchise operations of Katz Group to our Canadian business reinforces McKesson’s ongoing commitment to the independent segment,” said John H. Hammergren, chairman and chief executive officer. “This acquisition is a great example of using the strength of our balance sheet to reinforce the value we bring to our customers, while creating value for our shareholders.”

Under the terms of the agreement, McKesson will acquire substantially all of the assets of Drug Trading, which consists of a marketing and purchasing arm for a network of more than 850 independently-owned pharmacies located in

Ontario, Western Canada and Atlantic Canada, the majority of which operate under the brands I.D.A.™ and Guardian®. McKesson will also acquire Medicine Shoppe Canada Inc., which operates the franchise business of providing services to more than 160 independent pharmacies also located in Ontario, Western Canada and Atlantic Canada. McKesson has been the primary pharmaceutical distributor to the Drug Trading and Medicine Shoppe Canada independent pharmacies for many years.

As part of the transaction, McKesson will also acquire joint ownership of the ProPharm® software application, which supports pharmacy dispensary systems. ProPharm will work with McKesson through a transition period to ensure McKesson can continue to efficiently support independent banner members and franchisees when the transaction closes and thereafter.

McKesson Canada currently operates a number of banner groups, including Proxim®, Associated Retail Pharmacy® and Family Health Care Pharmacy®. The newly acquired banner groups will be operated in a manner similar to McKesson’s three existing banners, which means member-pharmacists will remain owners of their pharmacies and will retain sole responsibility for the management of their business, while benefiting from McKesson’s expertise and wide range of solutions.

McKesson separately reports financial results on the basis of Adjusted Earnings in addition to GAAP. Adjusted Earnings is a non-GAAP financial measure defined as GAAP earnings from continuing operations, excluding acquisition-related expenses, amortization of acquisition-related intangible assets, and certain litigation reserve adjustments. On an adjusted earnings basis, the acquisition is expected to be neutral to McKesson’s Adjusted Earnings in its current fiscal year, and accretive in the first year after closing.

“This transaction is the natural evolution of the strong partnership between two companies with a long-standing successful business relationship,” said Paul Julian, executive vice president and group president, McKesson Corporation. “By joining McKesson, Drug Trading and Medicine Shoppe Canada will be even better positioned to support independent pharmacists as they strive to offer enhanced services to their patients amidst the significant changes the industry is undergoing.”

Risk Factors

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; the expected benefits and costs of the transaction; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product or service development, extensions or integration; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include risks related to the timing or ultimate completion of the transaction, as the transaction is subject to certain closing conditions, including receipt of all necessary regulatory clearances; the possibility that expected benefits may not materialize as expected; McKesson’s ability to successfully implement integration strategies; as well as the ability to ensure continued performance or market growth of the products and services acquired from Katz Group. These risks, uncertainties and other factors, and the general risks associated with the business described in the reports and other documents filed by McKesson with the Securities and Exchange Commission, could cause actual results to differ materially from those referred to in the forward-looking statements. All forward-looking statements are based on information currently available to McKesson and are qualified in their entirety by this cautionary statement. Except as required by law, McKesson does not assume any obligation to update any such forward-looking statements or other statements included in this press release.

About McKesson

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

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Contact:

Ana Schrank, 415-983-7153 (Investors and Financial Media)

Ana.Schrank@McKesson.com

Daniele Dufour, 514-832-8473 (Canadian Business and Trade Media)

Daniele.Dufour@McKesson.ca

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

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